AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2000
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
          -------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
          -------------------------------------------------------------

                           K-V PHARMACEUTICAL COMPANY
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                        43-0618919
----------------------------------------    ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

2503 South Hanley Road
St. Louis, Missouri                                        63144
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                        Employment Agreement dated as of
           December 16, 1996 by and between K-V Pharmaceutical Company and an Executive Officer, as amended;
                        Consulting Agreement dated as of
                   October 1, 2000, between K-V Pharmaceutical
                            Company and a Consultant
          -------------------------------------------------------------
                            (Full Title of the Plans)

                               Gerald R. Mitchell
                          Vice President, Treasurer and
                             Chief Financial Officer
                           K-V Pharmaceutical Company
                             2503 South Hanley Road
                            St. Louis, Missouri 63144
          -------------------------------------------------------------
                     (Name and Address of Agent for Service)
                                 (314) 645-6600
          -------------------------------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                        Copies of All Correspondence to:
                               John P. Walsh, Esq.
                         Gallop, Johnson & Neuman, L.C.
                        101 South Hanley Road, 16th Floor
                            St. Louis, Missouri 63105
                                 (314) 862-1200
================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed         Proposed
                       Amount      maximum         maximum          Amount of
Title of securities    to be    offering price     aggregate      registration
to be registered     registered   per share     offering price       fee
--------------------------------------------------------------------------------
Common Stock,          75,000    $13.887(1)      $1,041,525(1)        $275
Class A
$0.01 par value
--------------------------------------------------------------------------------
Common Stock,         150,000    $12.742(1)      $1,911,300(1)        $505
Class B
$0.01 par value
--------------------------------------------------------------------------------
Common Stock,             500    $32.469(2)         $16,235(2)          $5
Class A
$0.01 par value
================================================================================

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for 75,000 shares of Class A Common Stock at $13.887 per share, outstanding options for 75,000 shares of Class B Common Stock at $11.000 per share and outstanding options for 75,000 shares of Class B Common Stock at $14.483 per share.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) ($32.469 being the average of the high and low prices for the Registrant's Class A Common Stock on the New York Stock Exchange on October 18, 2000).

REOFFER PROSPECTUS

                           K-V PHARMACEUTICAL COMPANY

                      75,500 Shares of Class A Common Stock
                           (par value, $.01 per share)
                                       and
                     150,000 Shares of Class B Common Stock
                           (par value, $.01 per share)

         This prospectus of K-V Pharmaceutical Company, a Delaware corporation ("we", "us", or the "Company"), relates to the periodic offer and sale of: (a) 75,000 shares of Class A Common Stock, par value $.01 per share, 150,000 shares of Class B Common Stock, par value $.01 per share (collectively, the "Executive Common Stock"), which Executive Common Stock has been issued pursuant to, or, in the case of shares subject to options, are reserved for issuance pursuant to an employment agreement (the "Employment Agreement") dated as of December 16, 1996 between the Company and Marc S. Hermelin (the "Executive"), as amended; and (b) 500 shares of Class A Common Stock, (the "Consulting Common Stock"), which the Company is obligated to issue (and intends to issue promptly after the effectiveness of the Registration Statement of which this Reoffer Prospectus is a part) pursuant to a Consulting Agreement dated as of October 1, 2000 ("Consulting Agreement") between the Company and Laura Kragie, M.D. (the "Consultant"). The Executive Common Stock and the Consulting Common Stock are sometimes herein referred to collectively as the "Common Stock."

         We will receive no part of the proceeds of sales made in the offering. We will bear all expenses of registration for this offering, but all selling and other expenses incurred by the Executive or the Consultant will be paid by the Executive or the Consultant, as the case may be. None of the options or shares covered by this prospectus has been registered before the filing of the registration statement of which this prospectus is a part.

         The principal purpose of this prospectus regarding the Executive Common Stock and the registration statement of which it is a part is to allow the Executive to transfer by gift the options and/or the Executive Common Stock referred to herein to charitable foundations or other transferees for estate planning purposes (and to ensure that those options and shares are thereafter freely transferable by such transferees under the Securities Act (defined below) without restriction). In addition, although the Executive has no present intention to offer to sell any of the shares of Executive Common Stock included in this Prospectus, the Executive may from time to time in the future offer for sale all or a portion of the shares of Executive Common Stock included in this Prospectus on the New York Stock Exchange (the "NYSE") or otherwise, at prices and terms then obtainable. The Executive will pay all brokers' commissions, concessions or discounts. The Executive and any broker executing selling orders on behalf of the Executive may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         Regarding the Consulting Common Stock, all or a portion of shares of Consulting Common Stock offered hereby may from time to time be offered for sale on the NYSE or otherwise, at prices and terms then obtainable. The Consultant will pay all brokers' commissions, concessions or discounts. The Consultant and any broker executing selling orders on behalf of the Consultant may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Class A Common Stock of the Company is listed on the NYSE under the symbol "KVA" and the Class B Common Stock is listed on the NYSE under the symbol "KVB." On October 18, 2000, the last reported sale price of the Company's Class A Common Stock on the NYSE was $32.1875, and the last reported sale price of the Company's Class B Common Stock on the NYSE was $32.25.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this Reoffer Prospectus is October 19, 2000.

                              AVAILABLE INFORMATION

         As a public company with securities listed on the NYSE, we must comply with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This requires that we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also access our SEC filings at the SEC's World Wide Web site at HTTP://WWW.SEC.GOV. In addition, since the Company's Common Stock is listed on NYSE, similar information concerning us can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the options and shares which may be offered by the Executive or the Consultant. It does not repeat important information that you can find in the registration statement of which this prospectus is a part. For further information about us and the securities offered by us, we refer you to the registration statement, including the exhibits filed as a part thereof and otherwise incorporated by reference therein. You may inspect a copy, or obtained one at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information about the Company or the offering may be provided in the future by means of appendices or supplements to this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We have filed with the SEC the documents listed below and each of them is incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

         3. All reports filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered in connection with this prospectus have been sold or which deregisters all securities then remaining unsold.

         4. The description of Common Stock contained in the registration statement on Form 8-A which we filed with the SEC on March 22, 1999, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents").

         The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into such documents) may be obtained free of charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting the Company at K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary, telephone number (314) 645-6600.

         As you read these documents, you may find some difference in information from one document to another. If you find differences between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

                                   THE COMPANY

         The Company was incorporated under the laws of Delaware in 1971 as a successor to a business originally founded in 1942. Victor M. Hermelin, the Company's Chairman and founder, obtained initial patents for early controlled release and enteric coated technologies in the early 1950's.

         We are a pioneer in advanced drug delivery technologies that enhance the effectiveness of new therapeutic agents, existing pharmaceutical products and nutritional supplements. We have developed and patented a wide variety of drug delivery and formulation technologies in four principal areas: controlled release, oral and topical site-specific, one quick dissolving tablet and three tastemasking systems. We use these systems to develop products that we and our licensees market to improve and control the human body's absorption and utilization of active pharmaceutical compounds, or to provide other benefits. The technology allows the compounds to be administered less frequently with potentially reduced side effects, improved drug efficacy and enhanced patient compliance.

         Our principal executive offices are located at 2503 South Hanley Road, St. Louis, Missouri 63144, and our telephone number is (314) 645-6600.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from any transfer or sale of the shares of Common Stock offered hereby. Any proceeds obtained from any sale will be received by the Executive or by the Consultant, as the case may be. See "The Executive" and "The Consultant."

                                  THE EXECUTIVE

         The Executive currently owns 161,509 shares of Class A Common Stock (including 75,000 shares which could be purchased under options exercisable currently or within 60 days of the date of this prospectus) and 954,510 shares of Class B Common Stock (including 375,000 shares which could be purchased under options exercisable currently or within 60 days of the date of this prospectus). Such amounts do not include: (i) 264,375 shares each of Class A Common Stock and Class B Common Stock held in an irrevocable trust created by another person for the benefit of the Executive, who has no voting or invested power over such shares, and (ii) 3,985,452 shares of Class A Common Stock and 4,316,202 shares of Class B Common Stock held in irrevocable trusts created by another person, over which trust the Executive is one of three trustees who shares voting and investment power. The Executive currently intends, by means of this prospectus, to transfer the options and/or the Common Stock underlying the options. However, the Company can give no estimate of the amount of future transfers or when such future transfers may occur. When the Executive intends to transfer options and/or Common Stock covered by this prospectus in the future, this prospectus will be supplemented to disclose the amounts of options and/or Common Stock intended to be transferred.

                                 THE CONSULTANT

         The Consultant is entitled to receive the Consultant Common Stock pursuant to the Consulting Agreement. The Consultant currently owns no shares of Common Stock. The Consultant provided certain product consulting services under the Consulting Agreement.

                              PLAN OF DISTRIBUTION

The Executive

         The Executive currently intends from time to time to transfer by gift the options and/or the Executive Common Stock referred to herein to charitable foundations or other transferees for estate planning purposes. In addition, although the Executive has no present intention to offer or sell any shares of Executive Common Stock included in the Prospectus, the Executive may from time to time in the future sell shares of Executive Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Executive Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the NYSE market, (B) on a national stock exchange (on which the shares of Executive Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, or (C) in transactions other than on such exchanges or in the over-the counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Executive may effect such transactions by selling shares of Executive Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the transferors and/or commissions from purchasers of shares of Executive Common Stock for whom they may act as agent. The Executive and any broker-dealers or agents that participate in the distribution of shares of Executive Common Stock by the Executive might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The Consultant

         The Consultant from time to time in the future may sell shares of Consultant Common Stock in any of the ways referred to in the immediately preceding paragraph. The Consultant and any broker-dealers or agents that participate in the distribution of shares of Consultant Common Stock by the Consultant might be deemed to be underwriters, and any discounts, commissioners or concessions received by any such broker-dealer or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the securities laws of certain states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless the Common

Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         The Company has informed the Executive and the Consultant that (i) the antimanipulation provisions of Regulation M under the Exchange Act may apply to purchase and sales of the Common Stock by the Executive and that there are restrictions on market-making activities by persons engaged in the distribution of the Common Stock and (ii) if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the respective Plans of Distribution of the Executive and of the Consultant, then to the extent required, a prospectus Supplement must be distributed setting forth such terms and related information as required.

         At the time a subsequent transfer of options and/or Common Stock is made, a prospectus supplement will be distributed which will give the aggregate number of options and/or shares of Common Stock offered, the purchase price (if available), the amount of expenses of the offering and the terms of the offering, including the name of any underwriters, dealers or agents, and the amount of any discounts, commissions or other compensation received from the Executive or from the Consultant, as the case may be.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article IX of the Company's Bylaws requires that the Company indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. Article IX also provides that expenses incurred by an officer or director of the Company or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent or repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         In addition, Article 12 of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and
(iv) transactions from which the director derived an improper personal benefit.

         The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

         Note: The SEC has taken the position that indemnifying directors, officers and controlling persons of the Company for liabilities under the Securities Act of 1933 is against public policy. In accordance with SEC requirements, the Company will not make any indemnification payment of this nature unless a court of competent jurisdiction has determined that the indemnification is not against public policy.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Gallop, Johnson & Neuman, L.C., St. Louis, Missouri.

                                     EXPERTS

         The Company's consolidated financial statements and the related supplemental schedules, incorporated herein by reference to the Company's Annual Report on Form 10-K, have been audited by BDO Seidman, LLP, independent auditors, as stated in their reports incorporated herein by reference and have been so incorporated by reference in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Executive or the Consultant. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                      75,000 Shares of Class A Common Stock

                     150,000 Shares of Class B Common Stock

                       500 Shares of Class A Common Stock

                                       of

                           K-V Pharmaceutical Company



                               REOFFER PROSPECTUS



                                October 19, 2000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Company's annual report filed on Form 10-K for the fiscal year ended March 31, 2000;

         (b) The Company's quarterly report filed on Form 10-Q for the fiscal quarter ended June 30, 2000;

         (c) The description of the Class A and Class B Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 22, 1999.

         In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Company by Gallop, Johnson & Neuman, L.C., St. Louis, Missouri.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article IX of the Company's Bylaws requires that the Company indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. Article IX also provides that expenses incurred by an officer or director of the Company or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent or repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         In addition, Article 12 of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and
(iv) transactions from which the director derived an improper personal benefit.

         The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

Item 7.  Exemption from Registration Claimed

         With respect to the restricted securities to be reoffered or resold pursuant to this Registration Statement, the sales and issuances of such restricted securities were deemed to be exempt from registration under the
Securities Act in reliance upon Section 4(2) thereof as transactions not involving a public offering. The purchasers in such private offerings represented their intention to acquire the securities for investments only and not with a view to the distribution thereof and appropriate legends were affixed to the stock certificates issued in such transactions. All purchasers had adequate access, through their employment or consulting or other relationships, to sufficient information about the Company to make an informed investment decision. No underwriter was employed with respect to any such sales.

Item 8.  Exhibits


Exhibit
Number              Description
-------             -----------

4.1(a)         The Company's  Certificate of  Incorporation,  which was filed as
               Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1981, is incorporated herein by this reference.

4.1(b) Certificate of Amendment to Certificate of Incorporation of the Company, effective March 7, 1983, which was filed as Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended March 31, 1983, is incorporated herein by this reference.

4.1(c) Certificate of Amendment to Certificate of Incorporation of the Company, effective June 9, 1987, which was filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(d) Certificate of Amendment to Certificate of Incorporation of the Company, effective September 24, 1987, which was filed as Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(e) Certificate of Amendment to Certificate of Incorporation of the Company which was filed as Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.1(f) Certificate of Amendment to Certificate of Incorporation of the Company, which was filed as Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.2(a) Bylaws of the Company, as amended through November 18, 1982, which was filed as Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, is incorporated herein by this reference.

4.2(b) Amendment to Bylaws of the Company, which was filed as Exhibit 3(h) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

5.1            Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

10.1           Agreement  between  the  Company  and  Marc  S.  Hermelin,   Vice
               Chairman, dated December 16, 1996, with supplemental letter attached, which was filed as Exhibit 10(z) to the Company's Annual Report on Form 10-K for the year ended March 31, 1997, is incorporated herein by this reference.

23.1           Consent of Counsel (included in Exhibit 5.1).

23.2           Consent of BDO Seidman, LLP (filed herewith).

25             Power of  Attorney  (included  on page II-6 of this  Registration
               Statement).

Item 9.  Undertakings

(a)      The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on this 19th day of October, 2000.

                                     K-V PHARMACEUTICAL COMPANY


                                     By: /s/ Gerald R. Mitchell
                                         ---------------------------------------
                                         Gerald R. Mitchell
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Gerald R. Mitchell and Alan G. Johnson, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any abbreviated Registration Statement filed pursuant to Rule 462(b) and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature                     Title                                Date
---------                     -----                                ----


/s/ Victor M. Hermelin        Director and Chairman            October 19, 2000
-------------------------     of the Board
Victor M. Hermelin


/s/ Marc S. Hermelin          Director, Vice Chairman          October 19, 2000
-------------------------     of the Board and
Marc S. Hermelin              Chief Executive Officer
                              (principal executive officer)


/s/ Alan G. Johnson           Director, Secretary and          October 19, 2000
-------------------------     Senior Vice President,
Alan G. Johnson               Strategic Planning &
                              Corporate Growth


                              Director                         October ___, 2000
-------------------------
Garnet E. Peck, Ph.D.


/s/ Norman D. Schellenger     Director                         October 19, 2000
-------------------------
Norman D. Schellenger



/s/ Gerald R. Mitchell        Vice President and               October 19, 2000
-------------------------     Treasurer (principal financial
Gerald R. Mitchell            and accounting officer)

                                  EXHIBIT INDEX


Exhibit
Number               Description
--------             -----------

4.1(a)         The Company's  Certificate of  Incorporation,  which was filed as
               Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1981, is incorporated herein by this reference.

4.1(b) Certificate of Amendment to Certificate of Incorporation of the Company, effective March 7, 1983, which was filed as Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended March 31, 1983, is incorporated herein by this reference.

4.1(c) Certificate of Amendment to Certificate of Incorporation of the Company, effective June 9, 1987, which was filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(d) Certificate of Amendment to Certificate of Incorporation of the Company, effective September 24, 1987, which was filed as Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(e) Certificate of Amendment to Certificate of Incorporation of the Company which was filed as Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.1(f) Certificate of Amendment to Certificate of Incorporation of the Company, which was filed as Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.2(a) Bylaws of the Company, as amended through November 18, 1982, which was filed as Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, is incorporated herein by this reference.

4.2(b) Amendment to Bylaws of the Company, which was filed as Exhibit 3(h) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

5.1            Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

10.1           Agreement  between  the  Company  and  Marc  S.  Hermelin,   Vice
               Chairman, dated December 16, 1996, with supplemental letter attached, which was filed as Exhibit 10(z) to the Company's Annual Report on Form 10-K for the year ended March 31, 1997, is incorporated herein by this reference.

23.1           Consent of Counsel (included in Exhibit 5.1).

23.2           Consent of BDO Seidman, LLP (filed herewith).

24.1           Power of  Attorney  (included  on page II-6 of this  Registration
               Statement).